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                                                                     EXHIBIT 5.1

                     Letterhead of Andrews & Kurth L.L.P.
                            600 Travis, Suite 4200
                             Houston, Texas 77002


                                 May 18, 2001


Board of Directors
BJ Services Company
5500 Northwest Central Drive
Houston, Texas 77092


Gentlemen:

                We have acted as counsel to BJ Services Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $4,000,000 of Deferred Compensation Obligations, which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the BJ Services Deferred Compensation Plan (the "Plan").

                As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company and certificates of public officials. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

                Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

                This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              /s/ ANDREWS & KURTH L.L.P.
                              -------------------------------
                                  ANDREWS & KURTH L.L.P.

1173/2450

                                 Exhibit 5.1-1